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                                 EXHIBIT (I)(2)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

      We consent to the references to our firm under the heading "Other Information", and on the back cover page under "Legal Counsel", in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A for The Ameristock Mutual Fund, Inc. (File No. 33-98276). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By:  /s/ W. Thomas Conner
                                              ---------------------------------
                                                   W. Thomas Conner, Esq.